                                                                     Exhibit 3.2

                                    BY-LAWS
                                    -------

                                       OF
                                       --

                           PETRIE STORES CORPORATION
                           -------------------------


1.   Meetings of Shareholders

          1.1  Annual Meeting.  The annual meeting of shareholders shall be held
               --------------
on the third Wednesday of May, or as soon thereafter as practicable, in each year, commencing in 1969, at a place and time determined by the board of directors (the "Board").

          1.2  Special Meetings.  Special meetings of the shareholders may be
               ----------------
called by resolution of the Board or by the Chairman or Chief Executive Officer, and shall be called by the Chief Executive Officer or Secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of the directors. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

          1.3  Place of Meetings.  Meetings of the shareholders may be held in
               -----------------
or outside New York State.

          1.4  Notice of Meetings; Waiver of Notice.  Written notice of each
               ------------------------------------
meeting of shareholders shall be given to each shareholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any shareholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given except when required by law. Each notice of meeting shall be given, personally or by mail, not less than 10 nor more than 50 days before the meeting and shall state the time and place of the meeting, and unless it is the annual meeting, shall state at whose direction the meeting is called and the purposes for which it is called. If mailed, notice shall be considered given when mailed to a shareholder at his address on the Corporation's records.

          1.5  Quorum.  The presence in person or by proxy of the holders of a
               ------
majority of the shares entitled
to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum a majority in voting interest of those present or in the absence of all the shareholders, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present any action may be taken which might have been taken at the meeting as originally called.

          1.6  Voting; Proxies.  Each shareholder entitled to vote shall be
               ---------------
entitled to one vote for every share registered in his name and may attend meetings and vote either in person or by proxy. Corporate action to be taken by shareholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of shareholders at which a quorum is present, except as otherwise provided by law or by Section 1.5 of these by-laws. Directors shall be elected in the manner provided in Section 2.1 of these by-laws. Voting need not be by ballot unless requested by a shareholder at the meeting or ordered by the chairman of the meeting. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after eleven months from its date unless it provides otherwise.

2.     Board of Directors.

          2.1  Number, Qualification. Election and Term of Directors.  The Board
               -----------------------------------------------------
shall consist of ten directors. The number of directors may be increased or decreased by amendment of these by-laws or by resolution adopted by a majority of the entire Board or by the shareholders, but no decrease may shorten the term of any incumbent director. Directors shall be elected at each annual meeting of the shareholders by a plurality of the votes cast and shall hold office until the next annual meeting of shareholders and until the election of their respective successors. As used in these by-laws, "entire Board" means the total number of directors which the Corporation would have if there were no vacancies.

          2.2  Quorum and Manner of Acting.  A majority of the directors then in
               ---------------------------
office (provided they constitute at least one-third of the entire Board) shall constitute a quorum for the transaction of business at any meeting, except as provided in Section 2.8 of these by-laws. Ac-tion of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, unless otherwise provided by law or these by-laws. In the absence of a quorum a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

          2.3  Place of Meetings.  Meetings of the board may be held in or
               -----------------
outside New York State.

          2.4  Annual and Regular meetings.  Annual meetings of the Board, for
               ---------------------------
the election of officers and consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of shareholders and at the same place, or (b) as soon as practicable after the annual meeting of shareholders, on notice as provided in Section 2.6 of these by-laws. Regular meetings of the Board may be held without notice at such times and places as the Board determines.

          2.5  Special Meetings.  Special Meetings of the Board may be called by
               ----------------
the Chairman of the Board, the Chief Executive Officer or any two of the directors. Only business related to the purposes set forth in the notice may be transacted thereat.

          2.6  Notice of Meetings; Waiver of Notice.  Notice of the time and
               ------------------------------------
place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of shareholders and at the same place, shall be given to each director by mailing it to him at his residence or usual place of business at least three days before the meeting, or by delivering or telephoning or telegraphing it to him at least two days before the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting, or who attends the meeting without protesting the lack of notice to him, either before the meeting or when it begins. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

          2.7  Resignation and Removal of Directors.  Any director may resign at
               ------------------------------------
any time by delivering his resignation in writing to the Chief Executive Officer or Sec-retary of the Corporation, to take effect at the time specified therein; the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make it effective. Any or all directors may be removed at any time, either with or without cause, by vote of the shareholders, and any of the directors may be removed for cause by the Board.

          2.8  Vacancies.   Any vacancy in the Board, including one created by
               ---------
an increase in the number of directors, may be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum.

          2.9  Compensation.  Directors shall receive such compensation as the
               ------------
Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director may also be paid for serving the Corporation, its affiliates or subsidiaries in other capacities.

          2.10  Action Without Meeting.  Any action required or permitted to be
                ----------------------
taken by the Board or by any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or the committee shall be filed with the minutes of the proceeding of the Board or of the committee.

          2.11  Participation in Board or Committee Meetings by Conference
                ----------------------------------------------------------
Telephone.  Any or all members of the Board or of any committee of the Board may
- ---------
participate in a meeting of the Board or of the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

3.   Committees.

          3.1  Executive Committee.  The Board, by resolution adopted by a
               -------------------
majority of the entire Board, may designate an Executive Committee of three or more directors, which during intervals between meetings of the

Board shall have all the authority of the Board except as otherwise provided in the resolution designating the Committee, or in Section 712 of the New York Business Corporation Law, or other applicable law, and which shall serve at the pleasure of the Board. All action of the Executive Committee shall be reported to the Board at its next meeting. The Executive Committee shall adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.

          3.2  Other Committees.  The Board, by resolution adopted by a majority
               ----------------
of the entire Board, may designate other committees of directors, to serve at the Board's pleasure, with such powers and duties as the Board determines.

4.   Officers.

          4.1  Number.  The executive officers of the Corporation shall be the
               ------
Chairman of the Board, the Vice Chairman of the Board, the Chief Executive officer, President one or more Vice Presidents, a Secretary and a Treasurer. The executive officers may also include a chief operating officer and a chief financial officer. Any two or more offices may be held by the same person, except the officers of Chief Executive Officer and Secretary.

          4.2  Election; Term of Office.  The executive officers of the
               ------------------------
Corporation shall be elected annually by the Board, and each such officer shall hold office until the next annual meeting of the Board and until the election of his successor.

          4.3  Subordinated Officers.  The Board may appoint subordinate
               ---------------------
officers (including Assistant Secretaries and Assistant Treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board determines. The Board may delegate to any executive officer or to any committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

          4.4  Resignation and Removal of Officers.  Any officer may resign at
               -----------------------------------
any time by giving written notice to the Board of Directors or to the Chief Executive Officer or the Secretary of the Corporation; any such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any officer elected or appointed by the Board or appointed by an executive officer or by a committee may be removed by the Board either with or without cause.

          4.5  Vacancies.  A vacancy in any office may be filled for the
               ---------
unexpired term in the manner prescribed in Sections 4.2 and 4.3 of these by-laws for election or appointment to the office.

          4.6  Chairman and Vice Chairman.  The Chairman shall preside at all
               --------------------------
meetings of the Board of Directors and of the shareholders and shall have such powers and duties as the Board assigns to him. Subject to the control of the Board, the Vice Chairman shall have such powers and duties as the Chief Executive Officer assigns to him.

          4.7  Chief Executive Officer, President and Chief Operating Officer.
               --------------------------------------------------------------
Subject to the control of the Board, the Chief Executive officer shall have the general supervision over the business of the Corporation and shall have such other powers and duties as the Board assigns to him. Subject to the control of the Board, the President shall have such powers and duties as the Board or the Chief Executive officer assigns to him. If the President shall not also be the Chief Executive officer, subject to the control of the Board, the President shall have general supervision over the daily operations and administration of the Company and shall have such other powers and duties as the Board assigns to him. If the President shall also be the Chief Executive Officer, subject to the control of the Board, the Chief Operating Officer shall have general supervision over the daily operations and administration of the Company and shall have such other powers and duties as the Board assigns to him. If the President shall not also be the Chief Executive Officer, the Chief Operating Officer shall have such powers and duties as the Board, the President or the Chief Executive Officer assigns to him.

          4.8  Vice President.  Each Vice President shall have such designation,
               --------------
powers and duties as the Board or Chief Executive Officer assigns to him.

          4.9  Treasurer and Chief Financial Officer.  The Treasurer and Chief
               -------------------------------------
Financial Officer shall be the chief financial officers of the Corporation and shall be in charge of the Corporation's books and accounts. Subject to the control of the Board, they shall have such other powers and duties as the Board or the Chief Executive Officer assigns to them.

          4.10  Secretary.  The Secretary shall be the secretary of, and keep
                ---------
the minutes of, all meetings of the Board and of the shareholders, shall be responsible for giving notice of all meetings of shareholders and of the Board, shall keep the seal and, when authorized by the Board, shall apply it to any instrument requiring it. Subject to the control of the Board, he shall have such other powers and duties as the Board or the Chief Executive Officer assigns to him. In the absence of the Secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

          4.11  Salaries.  The board may fix the officers' salaries, if any, or
                --------
it may authorize the Chief Executive Officer to fix the salary of any other officer.

          4.12  Indemnification of Directors, Officers, Employees and Agents in
                ---------------------------------------------------------------
Actions by or in the Right of the Corporation.
- ---------------------------------------------

                (a) Subject to Section 4.14 of the by-laws, the Corporation shall indemnify any person, made a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director, officer, employee or agent of the Corporation, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, except in relation to matters as to which a director or officer is adjudged to have breached his duty to the Corporation under the Business Corporation Law of New York, or in which an employee or agent is adjudged to have breached his duty to the Corporation, as that duty may from time to time be defined.

                (b) The indemnification authorized under paragraph (a) shall in no case include: (1) amounts paid in settling or otherwise disposing of a threatened action, or a pending action with or without court approval, or (2) expenses incurred in defending a threatened action, or pending action which is settled or otherwise disposed of without court approval.

          4.13  Indemnification of Directors, Officers, Employees and Agents in
                ---------------------------------------------------------------
Other Actions or Proceedings
- ----------------------------

                (a) Subject to Section 4.14 of these by-laws, the Corporation shall indemnify any person, made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or any kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director, officer, employee or agent of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director, officer, employee or agent of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director, officer, employee or agent of the Corporation acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

                (b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo
                                                                 ----
contendere, or its equivalent, shall not in itself create a presumption that any
- ----------
such director, officer, employee or agent of the Corporation did not act, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise not opposed to, the best interests of the Corporation or that he had reasonable cause to believe that his conduct was unlawful.

                (c) For the purpose of this Section, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

          4.14  Payment of Indemnification Other than by Court Award.
                ----------------------------------------------------

                (a) Any person who has been wholly successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 4.12 or 4.13 of these by-laws shall be entitled to indemnification as authorized in such sections.

                (b) Except as provided in paragraph (a), any indemnification under Section 4.12 or 4.13 of these by-laws, unless ordered by a court under
Section 725 of the Business Corporation Law of New York, shall be made by the Corporation only if authorized in the specific case:

     (1) by the Board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director, officer, employee or agent has met this standard of conduct set forth in
     Section 4.12 or 4.13 of these by-laws, as the case may be, or,

     (2) if a quorum under subparagraph (1) is not obtainable with due diligence: (A) by the

     Board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director, officer, employee or agent, or (B) by the shareholders upon a finding that the director, officer, employee or agent had met the applicable standard of conduct set forth in such sections.

It is the policy of the Corporation that indemnification of the persons specified in Sections 4.12 and 4.13 of these by-laws shall be made to the fullest extent permitted by law.

                (c) Expenses incurred in defending a civil or criminal action or proceeding may be paid by the Corporation in advance of the final disposition of such action or proceeding if authorized under paragraph (b).

          4.15  Other Provisions Affecting Indemnification of Directors,
                --------------------------------------------------------
Officers, Employees and Agents.
- ------------------------------

                (a) All expenses incurred in defending a civil or criminal action or proceeding which are advanced by the Corporation under paragraph (c) of Section 4.14 or allowed by a court shall be repaid in case the person receiving such advancement or allowance is ultimately found, under the procedure set forth in this Article IV or in Section 725 of the Business Corporation Law of New York, not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the Corporation or allowed by the court exceed the indemnification to which he is entitled.

                (b) No indemnification, advancement or allowance shall be made under the indemnification provisions of this Article IV in any circumstance where it appears: (1) that the indemnification would be inconsistent with a provision of the Certificate of Incorporation, a by-law, a resolution of the Board or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the threatened or pending action or proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification or (2) if there has been a settlement approved by the court, that the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement.

                (c) If, under the indemnification provisions of this Article IV, any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders, the Corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event, within fifteen months from the date of such payment, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

          4.16  Non-Exclusivity and Survival of Indemnification.
                -----------------------------------------------

          The indemnification provisions of this Article IV shall not be deemed to preclude the indemnification of any person who is not specified in Section
4.12 or 4.13 of these by-laws but whom the Corporation has the power or obligation to indemnify under the provisions of the Business Corporation Law of New York, or otherwise. The indemnification provided by this Article IV shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person. The indemnification provided in this Article IV shall not be deemed exclusive of any other right to which employees or agents (other than officers or directors) of the Corporation seeking indemnification may be entitled under any by-law, agreement, contract, vote of shareholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to actions in their official capacity and as to actions in another capacity while serving this Corporation.

          4.17  Meaning of "Corporation".
                ------------------------

          For purposes of this Article IV, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation of any type or kind, domestic or foreign, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the indemnification provisions of this Article IV with respect to the resulting or surviving corporation as he would with respect to such constituent corporation if its separate existence had continued.

5.   Shares.

          5.1  Certificates.  The shares of the Corporation shall be represented
               ------------
by certificates in the form approved by the Board. Each certificate shall be signed by the Chairman of the Board, the President or Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and shall be sealed with the corporate seal or a facsimile of the seal.


          5.2  Facsimile Signatures.  The signatures of the officers of the
               --------------------
Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

          5.3  Transfer.  Shares shall be transferable on the Corporation's
               --------
books, upon the surrender of the cer-
tificate for the shares, properly endorsed. The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

          5.4  Determination of Shareholders of Record.  The Board may fix, in
               ---------------------------------------
advance, a date as the record date for the determination of shareholders entitled to notice of or to vote at any meeting of the shareholders, or to express consent to or dissent from any proposal without a meeting, or to receive payments of any dividend or the allotment of any rights, or for the purpose of any other action. The record date may not be more than 50 nor less than 10 days before the date of the meeting, nor more than 50 days before any other action.

6.   Miscellaneous.

          6.1  Seal.  The Board shall adopt a corporate seal, which shall be in
               ----
the form of a circle and shall bear the Corporation's name and the year and State in which it was incorporated.

          6.2  Fiscal Year.  The Board may determine the Corporation's fiscal
               -----------
year.

          6.3  Voting of Shares in Other Corporations.  Shares in other
               --------------------------------------
corporations which are held by the Corporation may be represented and voted by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President of this Corporation or by proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

          6.4  Amendments.  By-laws may be amended, repealed or adopted by the
               ----------
shareholders or by a majority of the entire Board, but any by-law adopted by the Board may be amended or repealed by the shareholders. If a by-law regulating elections of directors is adopted, amended or repealed by the Board, the notice of the next meeting of shareholders shall set forth the by-laws so amended, repealed or adopted, together with a concise statement of the changes made.

                           Petrie Stores Corporation
                              Amendments to Bylaws


          Section 4.1 has been amended to read in its entirety as follows:

          4.1  Number.  The executive officers of the Corporation shall be the
               ------
Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, President, one or more Vice Presidents, a Secretary and a Treasurer. The executive officers may also include a chief operating officer and a chief financial officer. Any two or more offices may be held by the same person, except the offices of Chief Executive Officer and Secretary.

          Section 4.7 has been amended to read in its entirety as follows:

          4.7  Chief Executive Officer, President and Chief Operating Officer.
               --------------------------------------------------------------
Subject to the control of the Board, the Chief Executive Officer shall have general supervision over the business of the Corporation and shall have such other powers and duties as the Board assigns to him. Subject to the control of the Board, the President shall have such powers and duties as the Board or the Chief Executive Officer assigns to him. If the President shall not also be the Chief Executive Officer, subject to the control of the Board, the President shall have general supervision over the daily operations and administration of the Company and shall have such other powers and duties as the Board assigns to him. If the President shall also be the Chief Executive Officer, subject to the control of the Board, the Chief Operating Officer shall have general supervision over the daily operations and administration of the Company and shall have such other powers and duties as the Board assigns to him. If the President shall not also be the Chief Executive Officer, the Chief Operating Officer shall have such powers and duties as the Board, the President or the Chief Executive Officer assigns to him.

                           Petrie Stores Corporation
                             Amendments to Bylaws


Section 2.1 has been amended to read in its entirety as follows:

          2.1  Number, Qualification. Election and Term of Directors.  The Board
               -----------------------------------------------------
shall consist of twelve directors.

                           Petrie Stores Corporation
                             Amendments to Bylaws

Section 2.1 has been amended to read in its entirety as follows:

          2.1  Number, Qualification. Election and Term of Directors.  The Board
               -----------------------------------------------------
shall consist of eight directors.

                           Petrie Stores Corporation
                             Amendments to Bylaws

Section 2.1 has been amended to read in its entirety as follows:

          2.1  Number, Qualification. Election and Term of Directors.  The Board
               -----------------------------------------------------
shall consist of six directors.